                                                                     Exhibit 3.4

                                   BYLAWS OF
                               BIOLYNX.COM, INC.

                               TABLE OF CONTENTS

ARTICLE I  Offices................................................................................................   1
     1.1.  Registered Office......................................................................................   1
     1.2.  Other Offices..........................................................................................   1
ARTICLE II  Meetings of Shareholders..............................................................................   1
     2.1.  Place of Meetings......................................................................................   1
     2.2.  Annual Meeting.........................................................................................   1
     2.3.  Special Meetings.......................................................................................   1
     2.4.  Notice of Meeting......................................................................................   1
     2.5.  Registered Holders of Shares; Closing of Share Transfer Records; and Record Date.......................   2
     2.6.  Quorum of Shareholders; Adjournment....................................................................   2
     2.7.  Voting by Shareholders.................................................................................   3
     2.8.  Business to be Conducted at Annual or Special Shareholder Meetings.....................................   4
     2.9.  Proxies................................................................................................   5
     2.10. Approval or Ratification of Acts or Contracts by Shareholders..........................................   5
     2.11. Inspectors of Election.................................................................................   5
ARTICLE III  Directors............................................................................................   6
     3.1.  Powers, Number, Classification and Tenure..............................................................   6
     3.2.  Qualifications.........................................................................................   6
     3.3.  Nomination of Directors................................................................................   6
     3.4.  Place of Meeting; Order of Business....................................................................   7
     3.5.  Regular Meetings.......................................................................................   7
     3.6.  Special Meetings.......................................................................................   8
     3.7.  Attendance at and Notice of Meetings...................................................................   8
     3.8.  Quorum of and Action by Directors......................................................................   8
     3.9.  Board and Committee Action Without a Meeting...........................................................   8
     3.10. Board and Committee Telephone Meetings.................................................................   8
     3.11. Compensation...........................................................................................   8
     3.12. Removal................................................................................................   8
     3.13. Committees of the Board of Directors...................................................................   9
ARTICLE IV  Officers..............................................................................................  11
     4.1.  Designation............................................................................................  11
     4.2.  Chairman of the Board..................................................................................  11
     4.3.  President..............................................................................................  11
     4.4.  Chief Operating Officer................................................................................  12
     4.5.  Vice President.........................................................................................  12
     4.6.  Secretary..............................................................................................  12
     4.7.  Treasurer..............................................................................................  12
     4.8.  Controller.............................................................................................  13
     4.9.  Assistant Secretaries..................................................................................  13
     4.10. Assistant Treasurers...................................................................................  13
     4.11. Assistant Controllers..................................................................................  13
     4.12. Other Officers.........................................................................................  13
     4.13. Vacancies..............................................................................................  14
     4.14. Removal................................................................................................  14
     4.15. Action with Respect to Securities of Other Corporations................................................  14
ARTICLE V  Capital Stock..........................................................................................  14
     5.1.  Certificates for Shares................................................................................  14
     5.2.  Multiple Classes of Stock..............................................................................  14
     5.3.  Transfer of Shares.....................................................................................  15
     5.4.  Ownership of Shares....................................................................................  15
     5.5.  Regulations Regarding Certificates.....................................................................  15
     5.6.  Lost or Destroyed Certificates.........................................................................  15

ARTICLE VI  Indemnification.......................................................................................  15
     6.1.  General................................................................................................  15
     6.2.  Expenses...............................................................................................  15
     6.3.  Advances...............................................................................................  16
     6.4.  Request for Indemnification............................................................................  16
     6.5.  Nonexclusivity of Rights...............................................................................  16
     6.6.  Insurance and Subrogation..............................................................................  16
     6.7.  Severability...........................................................................................  17
     6.8.  Certain Actions Where Indemnification Is Not Provided..................................................  17
     6.9.  Definitions............................................................................................  17
     6.10. Notices................................................................................................  18
     6.11. Contractual Rights.....................................................................................  18
     6.12. Change in Governing Law................................................................................  18
ARTICLE VII  Miscellaneous Provisions.............................................................................  18
     7.1.  Bylaw Amendments.......................................................................................  18
     7.2.  Books and Records......................................................................................  18
     7.3.  Notices; Waiver of Notice..............................................................................  19
     7.4.  Resignations...........................................................................................  19
     7.5.  Seal...................................................................................................  19
     7.6.  Fiscal Year............................................................................................  19
     7.7.  Facsimile Signatures...................................................................................  19
     7.8.  Reliance upon Books, Reports and Records...............................................................  19
ARTICLE VIII  Adoption of Initial Bylaws..........................................................................  19
     8.1.  Initial Adoption.......................................................................................  19

                                   BYLAWS OF
                               BIOLYNX.COM, INC.

                                   ARTICLE I
                                    Offices

     1.1. Registered Office.  The registered office of BioLynx.Com, Inc. (the
          -----------------
"Company") required by Section 2.09 of the Texas Business Corporation Act or any successor statute (the "TBCA") to be maintained in the State of Texas shall be the registered office named in the Articles of Incorporation of the Company, as it may be amended or restated in accordance with the TBCA from time to time (the "Articles of Incorporation"), or such other office as may be designated from time to time by the Board of Directors of the Company (the "Board of Directors") in the manner provided by applicable law.

     1.2. Other Offices.  The Company may also have offices at such other places
          -------------
both within and without the State of Texas as the Board of Directors may determine from time to time or as the business of the Company may require.

                                  ARTICLE II
                           Meetings of Shareholders

     2.1. Place of Meetings.  Meetings of shareholders shall be held at such
          -----------------
place within or without the State of Texas as may be designated by the Board of Directors or the officer calling the meeting, or, in the absence of such designation, at the registered office of the Company in the State of Texas.

     2.2. Annual Meeting.  An annual meeting of the shareholders, for the
          --------------
election of directors to succeed those whose terms expire or to fill vacancies and for the transaction of such other business as may properly come before the meeting, shall be held on such date and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within 13 months subsequent to the last annual meeting of shareholders. At the annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the annual meeting as set forth in Paragraph 2.8 hereof. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Company.

     2.3. Special Meetings.  Special meetings of the shareholders may be called
          ----------------
at any time by those persons set forth in the Articles of Incorporation. Upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting to be held not less than 10 nor more than 60 days after the receipt of the request and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

     2.4. Notice of Meeting.  Written or printed notice of all meetings stating
          -----------------
the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board or Secretary, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered to a shareholder when deposited in the United States mail addressed to such shareholder at such shareholder's address as it appears on the stock transfer records of the Company, with postage thereon prepaid.

     2.5. Registered Holders of Shares; Closing of Share Transfer Records; and
          --------------------------------------------------------------------
Record Date.
-----------

          (a)  Registered Holders as Owners. Unless otherwise provided under
               ----------------------------
Texas law, the Company may regard the person in whose name any shares issued by the Company are registered in the stock transfer records of the Company at any particular time (including, without limitation, as of a record date fixed pursuant to subparagraph (b) of this Paragraph 2.5) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, entering into agreements with respect to those shares, or giving proxies with respect to those shares; and neither the Company nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares.

          (b)  Record Date. For the purpose of determining shareholders entitled
               -----------
to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Company (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in the case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. The Board of Directors shall not close the books of the Company against transfers of shares during the whole or any part of such period.

     If the Board of Directors does not fix a record date for any meeting of the shareholders, the record date for determining shareholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Paragraph
7.3 of these Bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     2.6. Quorum of Shareholders; Adjournment.  Unless otherwise provided in the
          -----------------------------------
Articles of Incorporation, a majority of the outstanding shares of capital stock of the Company entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of the shareholders, and the shareholders present at any duly convened meeting may continue to do business until adjournment notwithstanding any withdrawal from the meeting of holders of shares counted in determining the existence of a quorum. Unless otherwise provided in the Articles of Incorporation or these Bylaws, any meeting of the shareholders may be adjourned from time to time by the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy, whether or not a quorum is present, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting.

     2.7. Voting by Shareholders.
          ----------------------

          (a)  Voting on Matters Other than the Election of Directors. With
               ------------------------------------------------------
respect to any matters as to which no other voting requirement is specified by the TBCA, the Articles of Incorporation or these Bylaws, the affirmative vote required for shareholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting). In the case of a matter submitted for a vote of the shareholders as to which a shareholder approval requirement is applicable under the shareholder approval policy of any stock exchange or quotation system on which the capital stock of the Company is traded or quoted, the requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by the TBCA, the Articles of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such shareholder approval policy, the Exchange Act or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable). For the approval of the appointment of independent public accountants (if submitted for a vote of the shareholders), the vote required for approval shall be a majority of the votes cast on the matter.

          (b)  Voting in the Election of Directors. Unless otherwise provided
               -----------------------------------
in the Articles of Incorporation or these Bylaws in accordance with the TBCA, directors shall be elected by a plurality of the votes cast by the holders of outstanding shares of capital stock of the Company entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

          (c)  Consents in Lieu of Meeting. Pursuant to Article IX of the
               ---------------------------
Articles of Incorporation, no action that is required or permitted to be taken by the shareholders of the Company at any annual or special meeting of shareholders may be effected by written consent of shareholders in lieu of a meeting of shareholders, unless, subject to certain exceptions contained in the Articles of Incorporation, the action to be effected by written consent of shareholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors.

           (d) Other. The Board of Directors, in its discretion, or the officer
               -----
of the Company presiding at a meeting of shareholders of the Company, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

     2.8.  Business to be Conducted at Annual or Special Shareholder Meetings.
           ------------------------------------------------------------------

           (a) At an annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the Company who is a shareholder of record at the time of the giving of such shareholder's notice provided for in this Paragraph 2.8, who shall be entitled to vote at such meeting and who complies with the requirements of this Paragraph 2.8 and as shall otherwise be proper subjects for shareholder action and shall be properly introduced at the meeting. For a proposal to be properly brought before an annual meeting by a shareholder, in addition to any other applicable requirements, the shareholder must have given timely advance notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that with respect to the annual meeting of shareholders to be held in 2000 or in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. Any such shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (1) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Company's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (3) the class and number of shares of the Company's stock which are beneficially owned by the shareholder on the date of such notice, (4) any financial interest of the shareholder in such proposal, and (5) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting. The presiding officer of the annual meeting shall determine whether the requirements of this subparagraph (a) have been met with respect to any shareholder proposal. If the presiding officer determines that a shareholder proposal was not made in accordance with the terms of this subparagraph (a), he shall so declare at the meeting and any such proposal shall not be acted upon at the meeting. At a special meeting of shareholders, only such business shall be acted upon as shall have been set forth in the notice relating to the meeting required by Paragraph 2.4 hereof or as shall constitute matters incident to the conduct of the meeting as the presiding officer of the meeting shall determine to be appropriate. For this subparagraph (a), public disclosure shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

           (b) Notwithstanding the foregoing provisions of this Paragraph 2.8, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Paragraph 2.8.

     2.9.  Proxies.  Each shareholder entitled to vote at a meeting of
           -------
shareholders may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of shareholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions relating to the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

     2.10. Approval or Ratification of Acts or Contracts by Shareholders.  The
           -------------------------------------------------------------
Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the shareholders, or at any special meeting of the shareholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the shareholders holding a majority of the issued and outstanding shares of stock of the Company entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Company and upon all the shareholders as if it has been approved or ratified by every shareholder of the Company.

     2.11. Inspectors of Election.  The Company shall, in advance of any meeting
           ----------------------
of shareholders, appoint one or more inspectors of election, who may be employees of the Company, to act at the meeting or any adjournment thereof and to make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector so appointed or designated is able to act at a meeting of shareholders, the chairman or the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his ability.

     The inspector or inspectors so appointed or designated shall: (a) ascertain the number of shares of capital stock of the Company outstanding and the voting power of each such share; (b) determine the shares of capital stock of the Company represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (e) certify their determination of the number of shares of the capital stock of the Company represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of shareholders of the Company, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

                                  ARTICLE III
                                   Directors

     3.1.  Powers, Number, Classification and Tenure.
           -----------------------------------------

           (a) The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors. The Board of Directors shall be divided into three classes as provided in the Articles of Incorporation. Each director shall hold office for the full term for which such director is elected and until such director's successor shall have been duly elected and qualified or until his earlier death or resignation or removal in accordance with the Articles of Incorporation or these Bylaws.

           (b) Within the limits specified in the Articles of Incorporation, the number of directors that shall constitute the whole Board of Directors shall be fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting the Board of Directors. Except as provided in the Articles of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     3.2.  Qualifications. Directors need not be residents of the State of Texas
           --------------
or shareholders of the Company.

     3.3.  Nomination of Directors. Subject to such rights of the holders of one
           -----------------------
or more outstanding series of the Preferred Stock of the Company to elect one or more directors in case of arrearages in the payment of dividends or other defaults as shall be prescribed in the Articles of Incorporation or in the resolutions of the Board of Directors providing for the establishment of any such series, only persons who are nominated in accordance with the procedures set forth in this Paragraph 3.3 shall be eligible for election as, and to serve as, directors. Nominations of persons for election to the Board of Directors may be made at a meeting of the shareholders at which directors are to be elected (a) by or at the direction of the Board of Directors, or (b) by any shareholder of the Company who is a shareholder of record at the time of the giving of such shareholder's notice provided for in this Paragraph 3.3, who shall be entitled to vote at such meeting in the election of directors and who complies with the requirements of this Paragraph 3.3. Such nominations, other than those made by or at the direction of the Board of Directors, shall be preceded by timely advance notice in writing to the Secretary. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Company (1) with respect to an election to be held at the annual meeting of the shareholders of the Company, not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that with respect to the annual meeting of shareholders to be held in 2000 or in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company; and (2) with respect to an election to be held at a special meeting of shareholders of the Company for the election of directors not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed to shareholders of the Company as provided in Paragraph 2.4 hereof or public disclosure of the date of the special meeting was made, whichever first occurs. Any such shareholder's notice to the Secretary shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number of shares of each class of capital stock of the Company beneficially owned by such person,
(iv) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a director if elected, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act, and (y) as to the shareholder giving the notice, (i) the name and address, as they appear on the Company's books, of such shareholder, and (ii) the number of shares of each class of voting stock of the Company which are then beneficially owned by such shareholder. The presiding officer of the meeting of shareholders shall determine whether the requirements of this Paragraph 3.3 have been met with respect to any nomination or intended nomination. If the presiding officer determines that any nomination was not made in accordance with the requirements of this Paragraph 3.3, he shall so declare at the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Paragraph 3.3, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Paragraph 3.3. For this Paragraph 3.3, public disclosure shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

     3.4. Place of Meeting; Order of Business.  Except as otherwise provided by
          -----------------------------------
law, meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas, at whatever place is specified by the person or persons calling the meeting. In the absence of specific designation, the meetings shall be held at the principal office of the Company. At all meetings of the Board of Directors, business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in his absence by the President, or by resolution of the Board of Directors.

     3.5. Regular Meetings.  Regular meetings of the Board of Directors shall be
          ----------------
held, in each case, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings. The time or place of holding regular meetings of the Board of Directors may be changed by the Chairman of the Board by giving written notice thereof as provided in Paragraph 3.7 hereof.

     3.6. Special Meetings.  Special meetings of the Board of Directors shall be
          ----------------
held, whenever called by the Chairman of the Board or by resolution adopted by the Board of Directors, in each case, at such hour and on such day as may be stated in the notice of the meeting.

     3.7. Attendance at and Notice of Meetings.  Written notice of the time and
          ------------------------------------
place of, and general nature of the business to be transacted at, all special meetings of the Board of Directors, and written notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be given to each director personally or by mail or by telegraph, telecopier or similar communication at least one day before the day of the meeting; provided, however, that notice of any meeting need not be given to any director if waived by him in writing, or if he shall be present at such meeting. Participation in a meeting of the Board of Directors shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     3.8.  Quorum of and Action by Directors.  A majority of the directors in
           ---------------------------------
office shall constitute a quorum of the Board of Directors for the transaction of business; but a lesser number may adjourn from day to day until a quorum is present. Except as otherwise provided by law or in these Bylaws, all questions shall be decided by the vote of a majority of the directors present.

     3.9.  Board and Committee Action Without a Meeting.  Unless otherwise
           --------------------------------------------
restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be, and shall be filed with the Secretary.

     3.10. Board and Committee Telephone Meetings.  Subject to the provisions
           --------------------------------------
required or permitted by the TBCA for notice of meetings, unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Paragraph 3.10 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     3.11. Compensation.  Directors shall receive such compensation for their
           ------------
services as shall be determined by the Board of Directors.

     3.12. Removal. Directors may be removed from office in the matter set forth
           -------
in the Articles of Incorporation.

     3.13. Committees of the Board of Directors.
           ------------------------------------

           (a) The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees (in addition to those listed below), each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution or in the Articles of Incorporation or these Bylaws, shall have and may exercise all of the authority of the Board of Directors to the extent permitted by the TBCA, including, without limitation, the power and authority to declare a dividend, to authorize the issuance of stock or to adopt a plan of merger pursuant to Section 5.12 of the TBCA.. Any such committee may authorize the seal of the Company to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

           (b) The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the number of members of any such committee shall constitute a quorum for the transaction of business unless a greater number is required by a resolution adopted by the Board of Directors. The act of the majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee, unless the act of a greater number is required by a resolution adopted by the Board of Directors. Each such committee may elect a chairman and appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with Paragraphs 3.5, 3.6, 3.7, 3.8, 3.9, 3.10 and 7.3 hereof. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.

          (c) Any action taken by any committee of the Board of Directors shall promptly be recorded in the minutes and filed with the Secretary.

          (d) Notwithstanding anything herein contained to the contrary, the composition and powers of any committee of the Board of Directors are expressly subject to the requirements of any stock exchange or quotation system on which the capital stock of the Company is traded or quoted, or the Exchange Act.

          (e)  Executive Committee. The Board of Directors may create an
               -------------------
Executive Committee of the Board of Directors, which committee shall have and may exercise all the powers and authority of the Board of Directors between regular or special meetings of the Board in the management of the business and affairs of the Company, except to the extent limited by Texas law. Without limiting the generality of the foregoing, the Executive Committee shall have the power and authority to (i) declare dividends on any class of capital stock of the Company, (ii) authorize the issuance of capital stock of the Company, (iii) adopt plans of merger pursuant to Section 2.13 of the TBCA, and (iv) in reference to amending the Articles of Incorporation, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 2.13 of the TBCA, fix the designations and any of the preferences or rights of such shares relating to dividends, redemptions, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series.

          (f)  Audit Committee. The Board of Directors may create an Audit
               ---------------
Committee of the Board of Directors whose members shall consist solely of directors who are not employees or affiliates of the Company and have no relationship with the Company that would, in the judgment of the Board of Directors, interfere with their exercise of independent judgment as a member of such Committee. The Audit Committee shall have and may exercise the power and authority to recommend to the Board of Directors the accounting firm to be selected by the Board or to be recommended by it for shareholder approval, as independent auditor of the financial statements of the Company and its subsidiaries, and to act on behalf of the Board in meeting and reviewing with the independent auditors, the chief accounting officer, the chief internal auditor, if any, and the appropriate corporate officers, matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the respective audits of the independent auditors and the internal auditor, if any. The Audit Committee shall also review the results of such audits with the respective auditors and shall report the results of those reviews to the Board of Directors. The Audit Committee shall submit to the Board of Directors any recommendations it may have from time to time with respect to financial reporting and accounting practices and policies and financial, accounting and operational controls and safeguards. The Audit Committee may submit to the Compensation Committee any recommendations it may have with respect to the compensation of the chief accounting officer and the chief internal auditor, if any. The Board of Directors shall, by resolution adopted by a majority of the Board of Directors, designate not less than two of its qualifying members from time to time to constitute members of the Audit Committee.

          (g)  Nominating Committee. The Board of Directors may create a
               --------------------
Nominating Committee of the Board of Directors, which committee shall have and may exercise the power and authority to recommend to the Board of Directors prior to each annual meeting of the shareholders of the Company: (i) the appropriate size and composition of the Board of Directors; and (ii) nominees:
(1) for election to the Board of Directors for whom the Company should solicit proxies; (2) to serve as proxies in connection with the annual shareholders' meeting; and (3) for election to all committees of the Board of Directors other than the Nominating Committee. The Board of Directors shall, by resolution adopted by a majority of the Board, designate one or more of its members from time to time to constitute members of the Nominating Committee.

          (h)  Compensation Committee.  The Board of Directors may create a
               ----------------------
Compensation Committee of the Board of Directors, whose members shall consist solely of directors who are not employees or affiliates of the Company and have no relationship with the Company that would, in the judgment of the Board of Directors, interfere with their exercise of independent judgment as a member of such committee. The Compensation Committee shall have and may exercise all the power and authority to (i) establish a general compensation policy for officers and employees of the Company, including to establish and at least annually review officers' salaries and levels of officers' participation in the benefit plans of the Company, (ii) prepare any reports that may be required by the regulations of the Securities and Exchange Commission or otherwise relating to officer compensation, (iii) approve any increases in directors' fees, and

(iv) exercise all other powers of the Board of Directors with respect to matters involving the compensation of employees and the employee benefits of the Company as shall be delegated by the Board of Directors to the Compensation Committee from time to time. Without limiting the generality of the foregoing, the Compensation Committee shall have the power and authority to authorize the issuance of capital stock of the Company pursuant to any compensation or benefit plan or arrangement adopted or entered into by the Company. The Board of Directors shall, by resolution adopted by a majority of the Board, designate two or more of its qualifying members from time to time to constitute members of the Compensation Committee.

                                  ARTICLE IV
                                   Officers

     4.1. Designation.  The officers of the Company shall consist of a Chairman
          -----------
of the Board, President, Chief Operating Officer, Secretary, Treasurer, Controller and such Executive, Senior or other Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and other officers as may be elected or appointed by the Board of Directors from time to time. Any number of offices may be held by the same person.

     4.2. Chairman of the Board.  The Chairman of the Board shall preside at all
          ---------------------
meetings of the shareholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all contracts, certificates and other instruments of the Company which may be authorized by the Board of Directors. The Chairman of the Board shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors. In the absence or incapacity to act of the President, the Chairman of the Board shall serve as acting President, and when so acting, shall have all the powers of and be subject to the restrictions of such office.

     4.3. President.  The President shall be the Chief Executive Officer of the
          ---------
Company and shall have general supervision and control of the business, affairs and properties of the Company and its general officers, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the power to appoint and remove all subordinate officers, agents and employees, except those elected or appointed by the Board of Directors, and shall execute all bonds, mortgages, contracts and other instruments of the Company requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Company may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors. In the incapacity to act of the Chairman of the Board, the President shall serve as acting Chairman of the Board, and when so acting, shall have all the powers of and be subject to the restrictions of such office.

     4.4. Chief Operating Officer.  The Chief Operating Officer, if there is
          -----------------------
one, shall have general charge and supervision of the day to day operations of the Company (subject to the direction of the President and the Board of Directors), and, in general, shall perform such other duties as are incident to the office of a chief operating officer of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him by the Board of Directors or the President.

     4.5. Vice President.  The Board of Directors may appoint such Vice
          --------------
Presidents as may be recommended by the President or as they deem necessary or appropriate. Vice Presidents may be designated as Senior Vice Presidents, Executive Vice Presidents or some other designation as the Board of Directors deems appropriate (each a "Vice President"). Each Vice President shall perform such duties as the Board of Directors may from time to time prescribe and have such other powers as the President may from time to time prescribe.

     4.6. Secretary.  The Secretary shall attend the meetings of the Board of
          ---------
Directors and all meetings of shareholders and record the proceeding thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then the Chairman of the Board may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Company and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

     4.7.  Treasurer.  The Treasurer, if there is one, shall have the custody of
           ---------
the corporate funds and securities and shall keep full and accurate accounts of receipt and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.
The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meeting, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Company. If required by the Board of Directors, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

     4.8.  Controller.  The Controller, if there is one, shall be the chief
           ----------
accounting officer of the Company, shall maintain records of all assets, liabilities, and transactions of the Company and shall be responsible for the design, installation and maintenance of accounting and cost control systems and procedures for the Company and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors, the Audit Committee or the President.

     4.9.  Assistant Secretaries.  Except as may be otherwise provided in these
           ---------------------
Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

     4.10. Assistant Treasurers.  Assistant Treasurers, if there be any, shall
           --------------------
perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

     4.11. Assistant Controllers.  Except as may be otherwise provided in these
           ---------------------
Bylaws, Assistant Controllers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, or the Controller, and in the absence of the Controller or in the event of his disability or refusal to act, shall perform the duties of the Controller, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Controller.

     4.12. Other Officers.  Such other officers as the Board of Directors may
           --------------
choose shall perform such duties and have such powers, subordinate to those powers specifically delegated to certain officer in these Bylaws, as from time to time may be assigned to them by the Board of Directors. The President of the Company shall have the power to choose such other officers and to prescribe their respective duties and powers, subject to control by the Board of Directors.

     4.13. Vacancies.  Whenever any vacancies shall occur in any office by death
           ---------
resignation, increase in the number of offices of the Company, or otherwise, the same shall be filled by the Board of Directors (or the President, in accordance with Paragraph 4.3 of these Bylaws, subject to control by the Board of Directors), and the officer so appointed shall hold office until such officer's successor is elected or appointed in accordance with these Bylaws or until his earlier death, resignation or removal.

     4.14. Removal.  Any officer or agent of the Company may be removed by the
           -------
Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     4.15. Action with Respect to Securities of Other Corporations.  Unless
           -------------------------------------------------------
otherwise directed by the Board of Directors, the Chairman of the Board, the President, any Vice President and the Treasurer of the Company shall each have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other corporation.

                                   ARTICLE V
                                 Capital Stock

     5.1.  Certificates for Shares.  The certificates for shares of the capital
           -----------------------
stock of the Company shall be in such form as may be approved by the Board of Directors or may be uncertificated shares. In the case of certificated shares, the Company shall deliver certificates representing shares to which shareholders are entitled. Certificates representing such certificated shares shall be signed by the Chairman of the Board, the President or a Vice President and either the Secretary or an Assistant Secretary, and may bear the seal of the Company or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer at the date of its issuance.

     5.2.  Multiple Classes of Stock.  If the Company shall be authorized to
           -------------------------
issue more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Board of Directors shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Company will furnish a copy of such statement without charge to each requesting shareholder.

     5.3.  Transfer of Shares.  The shares of stock of the Company shall be
           ------------------
transferable only on the books of the Company by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares.

     5.4.  Ownership of Shares.  The Company shall be entitled to treat the
           -------------------
holder of record of any share or shares of capital stock of the Company as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

     5.5.  Regulations Regarding Certificates. The Board of Directors shall have
           ----------------------------------
the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Company.

     5.6.  Lost or Destroyed Certificates.  The Board of Directors may determine
           ------------------------------
the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Company and each transfer agent and registrar against any and all losses or claims that may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                  ARTICLE VI
                                Indemnification

     6.1. General.  The Company shall, to the fullest extent permitted by
          -------
applicable law in effect on the date of effectiveness of these Bylaws, and to such greater extent as applicable law may thereafter permit, indemnify and hold harmless an Indemnitee (as this and all other capitalized words used in this Article VI not previously defined in these Bylaws are defined in Paragraph 6.9 hereof) from and against any and all judgments, penalties, fines (including excise taxes), amounts paid in settlement and, subject to Paragraph 6.2, Expenses whatsoever arising out of any event or occurrence related to the fact that the Indemnitee is or was a director or officer of the Company. The Company may, but shall not be required to, indemnify and hold harmless an Indemnitee from and against any and all judgments, penalties, fines (including excise taxes), amounts paid in settlement and, subject to Paragraph 6.2, Expenses whatsoever arising out of any event or occurrence related to the fact that the Indemnitee is or was an employee or agent of the Company or is or was serving in another Corporate Status (other than as an officer or director of the Company).

     6.2. Expenses.  If the Indemnitee is, by reason of his serving as a
          --------
director, officer, employee or agent of the Company, a party to and is successful, on the merits or otherwise, in any Proceeding, the Company shall indemnify him against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If any such Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Company shall indemnify such Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter. If the Indemnitee is, by reason of any Corporate Status other than his serving as a director, officer, employee or agent of the Company, a party to and is successful, on the merits or otherwise, in any Proceeding, the Company may, but shall not be required to, indemnify him against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. To the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, the Company may, but shall not be required to, indemnify him against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

     6.3. Advances.  In the event of any threatened or pending action, suit or
          --------
proceeding in which the Indemnitee is a party or is involved and that may give rise to a right of indemnification under this Article VI, following written request to the Company by the Indemnitee, the Company shall promptly pay to the Indemnitee amounts to cover expenses reasonably incurred by the Indemnitee in such proceeding in advance of its final disposition upon the receipt by the Company of (a) a written undertaking executed by or on behalf of the Indemnitee providing that the Indemnitee will repay the advance if it shall ultimately be determined pursuant to the provisions of this Article VI or by final judgment or other final adjudication under the provisions of any applicable law that the Indemnitee is not entitled to be indemnified by the Company as provided in these Bylaws, and (b) satisfactory evidence as to the amount of such expenses.

     6.4. Request for Indemnification.  To request indemnification, the
          ---------------------------
Indemnitee shall submit to the Secretary a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Company about the nature and extent of the indemnification or advance sought by the Indemnitee. The Secretary shall promptly advise the Board of Directors of such request.

     6.5. Nonexclusivity of Rights.  The rights of indemnification and
          ------------------------
advancement of Expenses as provided by this Article VI shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled to under applicable law, the Articles of Incorporation, these Bylaws, any agreement, a vote of shareholders or a resolution of directors of the Company, or otherwise. No amendment, alteration or repeal of this Article VI or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article VI shall continue as to an Indemnitee whose Corporate Status has ceased for any reason and shall inure to the benefit of his heirs, executors and administrators. Neither the provisions of this Article VI nor those of any agreement to which the Company is a party shall be deemed to preclude the indemnification of any person who is not specified in this Article VI as having the right to receive indemnification or is not a party to any such agreement, but whom the Company has the power or obligation to indemnify under the provisions of the TBCA.

     6.6.  Insurance and Subrogation. The Company shall not be liable under this
           -------------------------
Article VI to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. In the event of any payment hereunder, the Company shall be subrogated to the extent of such payment to all the rights of recovery of the Indemnitee, who shall execute all papers required and take all action reasonably requested by the Company to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

     6.7.  Severability. If any provision or provisions of this Article VI shall
           ------------
be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VI shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     6.8.  Certain Actions Where Indemnification Is Not Provided.
           -----------------------------------------------------
Notwithstanding any other provision of this Article VI, no person shall be entitled to indemnification or advancement of Expenses under this Article VI with respect to any Proceeding, or any Matter therein, brought or made by such person against the Company.

     6.9.  Definitions.  For purposes of this Article VI:
           -----------

           (a) "Corporate Status" describes the status of a person who is or was a director, officer, employee or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the written request of the Company. For purposes of this Agreement, "serving at the written request of the Company" includes any service by the Indemnitee which imposes duties on, or involves services by, the Indemnitee with respect to any employee benefit plan or its participants or beneficiaries.

           (b) "Expenses" shall include all reasonable attorney's fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

           (c) "Indemnitee" includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Paragraph 6.1 or
6.2 hereof by reason of his Corporate Status.

           (d) "Matter" is a claim, a material issue or a substantial request for relief.

           (e) "Proceeding" includes any action, suit, alternate dispute resolution mechanism, hearing or any other proceeding, whether civil, criminal, administrative, arbitrative, investigative or mediative, any appeal in any such action, suit, alternate dispute resolution mechanism, hearing or other proceeding and any inquiry or investigation that could lead to any such action, suit, alternate dispute resolution mechanism, hearing or other proceeding, except one (i) initiated by an Indemnitee to enforce his rights under this
Article VI, or (ii) pending on or before the date of this Agreement.

     6.10. Notices.  Promptly after receipt by the Indemnitee of notice of the
           -------
commencement of any action, suit or proceeding, the Indemnitee shall, if he anticipates or contemplates making a claim for expenses or an advance pursuant to the terms of this Article VI, notify the Company of the commencement of such action, suit or proceeding; provided, however, that any delay in so notifying the Company shall not constitute a waiver or release by the Indemnitee of rights hereunder and that any omission by the Indemnitee to so notify the Company shall not relieve the Company from any liability that it may have to the Indemnitee otherwise than under this Article VI. Any communication required or permitted to the Company shall be addressed to the Secretary and any such communication to the Indemnitee shall be addressed to the Indemnitee's address as shown on the Company's records unless he specifies otherwise and shall be personally delivered or delivered by overnight mail delivery. Any such notice shall be effective upon receipt.

     6.11. Contractual Rights. The right to be indemnified or to the advancement
           ------------------
or reimbursement of Expenses (a) is a contract right based upon good and valuable consideration, pursuant to which the Indemnitee may sue as if these provisions were set forth in a separate written contract between the Indemnitee and the Company, (b) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions, and (c) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.

     6.12. Change in Governing Law.  Upon any amendment or addition to Section
           -----------------------
2.02-1 of the TBCA or the addition of any other section to such law which shall limit indemnification rights thereunder, the Company shall, to the extent permitted by the TBCA, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) because he is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

                                  ARTICLE VII
                           Miscellaneous Provisions

     7.1.  Bylaw Amendments.  In addition to any affirmative vote required by
           ----------------
law, any Change of the Bylaws may be adopted either (a) by the Board of Directors by the affirmative vote of at least a majority of the then authorized number of directors, or (b) by the shareholders by the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of the then outstanding voting shares of capital stock of the Company, voting together as a single class.

     7.2.  Books and Records.  The Company shall keep books and records of
           -----------------
account and shall keep minutes of the proceedings of its shareholders, its Board of Directors and each committee of its Board of Directors.

     7.3.  Notices; Waiver of Notice.  Whenever any notice is required to be
           -------------------------
given to any shareholder, director or committee member under the provisions of the TBCA or under the Articles of Incorporation, as amended, or these Bylaws, said notice shall be deemed to be sufficient if given (a) by telegraphic, facsimile, cable or wireless transmission, or (b) by deposit of the same in the United States mail, with postage paid thereon, addressed to the person entitled thereto at his address as it appears on the records of the Company, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

     Whenever any notice is required to be given to any shareholder, director or committee member under the provisions of the TBCA or under the Articles of Incorporation, as amended, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Articles of Incorporation or these Bylaws.

     7.4.  Resignations.  Any director or officer may resign at any time.  Such
           ------------
resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     7.5.  Seal.  The seal of the Company shall be in such form as the Board of
           ----
Directors may adopt.

     7.6.  Fiscal Year. The fiscal year of the Company shall end on the 31st day
           -----------
of December of each year or as otherwise provided by a resolution adopted by the Board of Directors.

     7.7.  Facsimile Signatures.  In addition to the provisions for the use of
           --------------------
facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Company may be used whenever and as authorized by the Board of Directors.

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

     7.8.  Reliance upon Books, Reports and Records.  Each director and each
           ----------------------------------------
member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Company.

                                 ARTICLE VIII
                          Adoption of Initial Bylaws

     8.1.  Initial Adoption. These Bylaws were adopted by the Board of Directors
           ----------------
effective as of May 7, 1999.

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